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                                                                       EXHIBIT 5

                             FORM OF LEGAL OPINION

                       [Lord, Bissell & Brook Letterhead]


                              SEPTEMBER [--], 2003


Stratos Lightwave, Inc.
7444 West Wilson Avenue
Chicago, Illinois 60706


       Re: Registration Statement on Form S-4 (Reg. No. 333-108213)


Ladies and Gentlemen:


       This opinion is being furnished in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Stratos Lightwave, Inc. (the "Company") with the Securities and Exchange Commission initially on August 26, 2003, pursuant to the Securities Act of 1933, as amended (the "Securities Act").


       The Registration Statement relates to the proposed issuance by the Company of 6,082,000 shares of common stock, $.01 par value, and associated preferred stock purchase rights (the "Common Shares") and 50,000 shares of Series B preferred stock, $.01 par value (the "Preferred Shares") pursuant to the Agreement and Plan of Merger dated as of July 2, 2003, as amended August 19, 2003 (as amended, the "Merger Agreement"), by and among the Company, Sleeping Bear Merger Corp., a wholly-owned subsidiary of the Company ("Merger Co."), and Sterling Holding Company ("Sterling").

       The Merger Agreement provides for the merger (the "Merger") of Merger Co. with and into Sterling, with Sterling continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company. The Registration Statement includes a proxy statement to be furnished to the Company's shareholders and the Sterling shareholders (the "Proxy Statement").

       In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement and the Proxy Statement; (ii) relevant corporate records of the Company, including its Restated Certificate of Incorporation, By-Laws and board resolutions; (iii) the Merger Agreement; and
(iv) such other certificates, instruments and documents which we consider necessary or appropriate for the basis of the opinion set forth below.

       In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or conformed copies, and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder. We also have assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

       For purposes of this opinion, we have assumed that prior to the issuance of any of the Common Shares or the Preferred Shares: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the Company's shareholders shall have approved the issuance of the Common Shares and the Preferred Shares at a meeting called for such approval;
(iii) Sterling's shareholders shall have adopted the Merger Agreement and thereby shall have approved the Merger at a meeting called for such adoption and approval; (iv) the Company's board of directors shall not have changed its recommendation that the Company's shareholders vote for the Merger; (v) a Certificate of Merger in proper form will have been duly filed with the Secretary of State of the State of Delaware; (vi) the certificates representing the Common Shares and the Preferred Shares will have been duly executed by an authorized officer of the transfer agent of the Company
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Stratos Lightwave, Inc.

September [--], 2003

Page 2

and will have been registered by the registrar for such shares; and (vii) the Common Shares and Preferred Shares to be transferred by book entry will have been appropriately and effectively so transferred.

       Based upon and subject to the foregoing, it is our opinion that the Common Shares and the Preferred Shares, when issued pursuant to and in accordance with the terms and conditions of the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

       We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our name under the caption "Legal Matters" in the Proxy Statement forming a part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Lord, Bissell & Brook
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                                         Lord, Bissell & Brook